DocuSign Envelope ID: 050E649D-A547-40F2-A2CE-DDA23BE6667A

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Maxeon Solar Technologies, Ltd.'s Amended and Restated 2020 Omnibus Incentive Plan, of our reports dated March 7, 2023 with respect to the consolidated financial statements of Maxeon Solar Technologies, Ltd. and the effectiveness of internal control over financial reporting of Maxeon Solar Technologies, Ltd. included in its Annual Report (Form 20-F) for the year ended January 1, 2023 filed with the Securities and Exchange Commission.
Singapore February 29, 2024